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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We consent to the incorporation by reference in this Registration Statement of SRS Labs, Inc. pertaining to the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors Stock Option Plan, as amended, on Form S-8 of our report dated February 12, 2001, appearing in the Annual Report on Form 10-K of SRS Labs, Inc. for the fiscal year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
August 14, 2001